Exhibit 10.6

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) is made as of May 19, 2016 (the “Effective Date”) by and between First Advantage Corporation (“Company”) and Joe Jaeger (“Employee”).

RECITALS

WHEREAS, Company and Employee entered into an Employment Agreement (“Agreement”) dated August 14, 2015; and

WHEREAS, Employee and Company desire to continue their respective rights and obligations pursuant to the terms and conditions set forth in the Agreement;

WHEREAS, Employee and Company desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the recitals which are made a material part of this Amendment, the mutual covenants and agreements set forth herein, the Agreement, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.	Paragraph 2. Salary is amended to increase annual Base Salary from Four Hundred Thousand US Dollars ($400,000.00) to Five Hundred Thousand US Dollars ($500,000.00), effective May 1, 2016;

2.

Paragraph 3. Performance Bonus is amended to include a guaranteed minimum bonus for 2016 regardless of revenue achievement in the amount of One-Hundred Fifty Thousand US Dollars ($150,000.00); plus a new incremental bonus of Fifty-Thousand US Dollars ($50,000.00) if booking targets are achieved with a minimum payout of 90% at 90% achievement ramping to 100% payout at 100% of achievement. The bookings bonus is independent of the revenue bonus and will be paid if the booking targets are achieved as described in the 2016 plan;

3.

Paragraph 4. Equity Compensation is amended to cancel 275,000 valuation-based profit interests tied to an Equity Value at exit of $1.25 B and to be replaced with 275,000 units tied to achieving an Enterprise Value at exit of between $900M and $1.5B with the units divided equally in the vesting schedule and consistent with the Enterprise Value - based profit interests already granted (the cancellation/amendment of the grant will be covered in separate documents not incorporated by reference herein);

4.	Appendix “2016 Bonus Targets” is deleted and replaced with the following Appendix related to revenue achievement for 2016:

YOY Revenue Growth Achievement	Bonus Amount
2016 Guaranteed Bonus - regardless of revenue achievement	$150K (37.5% of target)
2.0% ($337.4M)	$250K (62.5%)
2.5% ($339.1M)	$300K (75%)
3.0% ($340.7M)	$400K (100%) (Board plan)
3.5% ($342.4M)	$450K (112.5%)
4.0% ($344.0M)	$500K (125%)
4.5% ($345.7 M)	$550K (137.5%)
5.0% ($347.3 M)	$600K (150%)
5.5% ($349.0M)	$650K (162.5%)
6.0% ($350.6M)	$700K (175%) (Management plan)

Proprietary to First Advantage Corporation	1 - 2

All other terms and conditions of the Agreement shall remain in full force and effect and are unchanged by this Amendment.

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them under the terms of the Agreement.

IN WITNESS WHEREOF, Employee and Company have executed this Amendment to the Agreement on the date set forth below their respective signature to be effective as of the Effective Date first written above.

First Advantage Corporation		Joe Jaeger

By:	/s/ Bret Jardine	By:	/s/ Joe Jaeger
	Bret Jardine		Joe Jaeger
	Printed Name		Printed Name

	General Counsel		Chief Revenue Officer
	Title		Title

	5-26-2016		5-25-16
	Date		Date

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